SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                             CT Communications, Inc.
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                   CT Communications, Inc.
                   68 Cabarrus Avenue East
                   Post Office Box 227
                   Concord, NC 28026-0227

CTC                December 11, 1998
---
CT Communications  TO THE SHAREHOLDERS:

                   You are cordially invited to attend a special meeting of the shareholders (the "Special Meeting") of CT Communications, Inc. (the "Company") to be held at the Company's Customer Care Center, 2000 Progress Place, Northeast, in Concord, North Carolina, on Thursday, January 28, 1999 at 9:00 a.m., local time.

                   At the Special Meeting, you will be asked to consider and vote on a proposal to amend the Company's Articles of Incorporation to (i) provide for one class of Common Stock, consisting of 100,000,000 authorized shares, and (b) reclassify, change and convert each issued and outstanding share of Voting Common Stock into 4.4 shares of Common Stock and each issued and outstanding share of Class B Nonvoting Common Stock into 4.0 shares of Common Stock (the "Recapitalization Amendment"). Cash will be paid in lieu of issuing any fractional shares.

                   Enclosed are the (i) Notice of Special Meeting, (ii) Proxy Statement, (iii) proxy card for the Special Meeting, and (iv) pre-addressed return envelope for the proxy card. The Proxy Statement describes in more detail the Recapitalization Amendment. Please read these materials carefully and consider thoughtfully the information set forth in them.

                   The Board of Directors of the Company has unanimously approved the Recapitalization Amendment and believes that it is fair to, and in the best interest of, the Company and its shareholders. ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ADOPTION AND APPROVAL OF THE
                   RECAPITALIZATION AMENDMENT AT THE SPECIAL MEETING.

                   Approval of the Recapitalization Amendment will require the affirmative vote of the holders of a majority of the outstanding shares of Voting Common Stock, voting as a single class, and the outstanding shares of Class B Nonvoting Common Stock, voting as a single class. Whether or not you plan to attend the Special Meeting, you are urged to complete, sign, date and return promptly the enclosed proxy card. If you attend the Special Meeting, you may vote in person even if you previously returned your proxy card.

                   We look forward to seeing you at the Special Meeting.

                   Sincerely yours,
                   /s/ Michael R. Coltrane
                   -----------------------------------
                   MICHAEL R. COLTRANE
                   PRESIDENT AND CHIEF EXECUTIVE OFFICER

                            CT COMMUNICATIONS, INC.
                           68 Cabarrus Avenue, East
                         Concord, North Carolina 28025



                   ----------------------------------------
                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON JANUARY 28, 1999
                   ----------------------------------------
TO THE SHAREHOLDERS:

     A Special Meeting of Shareholders of CT Communications, Inc. (the "Company") will be held at the Company's Customer Care Center, 2000 Progress Place, Northeast, in Concord, North Carolina, on Thursday, January 28, 1999, at 9:00 a.m., local time, for the following purposes:

 (1) To consider and act upon a proposal to amend the Company's Articles of Incorporation to (a) provide for one class of Common Stock, consisting of 100,000,000 authorized shares, and (b) reclassify, change and convert each issued and outstanding share of Voting Common Stock into 4.4 shares of Common Stock and each issued and outstanding share of Class B Nonvoting Common Stock into 4.0 shares of Common Stock (the "Recapitalization"); and


 (2) To transact such other business as may properly come before the Special Meeting or any adjournment or adjournments thereof.

     The Voting Common Stock and Class B Nonvoting Common Stock are the only classes of capital stock to be reclassified in the Recapitalization. Therefore, the holders of the Voting Common Stock and the Class B Nonvoting Common Stock are the persons entitled to vote at the Special Meeting. December 1, 1998 has been fixed as the record date for determining the shareholders entitled to notice of and to vote at the Special Meeting, and at any adjournment or adjournments thereof.

     You are cordially invited to attend the Special Meeting. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE SIGN, DATE AND RETURN THE ACCOMPANYING PROXY PROMPTLY, SO THAT YOUR SHARES MAY BE REPRESENTED AND VOTED AT THE SPECIAL MEETING. A return envelope is enclosed for your convenience.

                                        By order of the Board of Directors,
                                        /s/ Barry R. Rubens
                                        -----------------------------------
                                        BARRY R. RUBENS
                                        SECRETARY

December 11, 1998

                            CT COMMUNICATIONS, INC.
                           68 Cabarrus Avenue, East
                         Concord, North Carolina 28025



                                ---------------
                                PROXY STATEMENT
                                ---------------
        SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON JANUARY 28, 1999

     This Proxy Statement is first being mailed to the shareholders of CT Communications, Inc. (the "Company") on or about December 11, 1998 in connection with the Special Meeting of Shareholders to be held on Thursday, January 28, 1999, at 9:00 a.m., local time, at the Company's Customer Care Center, 2000 Progress Place, Northeast, in Concord, North Carolina (the "Special Meeting"), and at any adjournment or adjournments thereof. The purpose of the Special Meeting is to take action upon a proposed amendment to the Company's Articles of Incorporation (the "Recapitalization Amendment"), which would (i) provide for one class of Common Stock, consisting of 100,000,000 authorized shares, and (ii) reclassify the Company's Voting Common Stock (the "Voting Common Stock") and Class B Nonvoting Common Stock (the "Class B Nonvoting Common Stock" and, together with the Voting Common Stock, the "Converted Securities") into a single class of common stock (the "Common Stock").

     Pursuant to the Recapitalization Amendment, each outstanding share of the Voting Common Stock would be reclassified, changed and converted into 4.4 shares of Common Stock (the "Voting Common Stock Conversion Ratio"), with cash to be paid in lieu of issuing any fractional shares, and each outstanding share of the Company's Class B Nonvoting Common Stock would be reclassified, changed and converted into 4.0 shares of Common Stock (the "Class B Nonvoting Common Stock Conversion Ratio" and, together with the Voting Common Stock Conversion Ratio, the "Conversion Ratios"). In addition, all outstanding options to purchase shares of Voting Common Stock and Class B Nonvoting Common Stock would be converted automatically into options to purchase shares of Common Stock in an amount and at an exercise price appropriately adjusted to reflect the respective Conversion Ratios. The foregoing actions are referred to in this Proxy Statement as the "Recapitalization."

     This Proxy Statement is being sent to the holders of the Voting Common Stock and the holders of Class B Nonvoting Common Stock. Approval of the Recapitalization Amendment will require the affirmative vote of holders of a majority of the shares of each such class outstanding and entitled to vote at the Special Meeting, each voting separately as a class. The Company's 4 1/2% Preferred Stock and 5% Preferred Stock will remain outstanding and will not be affected by the Recapitalization Amendment. Accordingly, the holders thereof are not entitled to notice of the Special Meeting or to vote with respect to the approval of the Recapitalization Amendment. Therefore, this Proxy Statement and the form of proxy to be used at the Special Meeting, which is being solicited by the Board of Directors of the Company, is being sent only to the holders of the Converted Securities.

     BECAUSE APPROVAL OF THE PROPOSED RECAPITALIZATION AMENDMENT REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF EACH CLASS OF THE CONVERTED SECURITIES OUTSTANDING AND ENTITLED TO VOTE AT THE SPECIAL MEETING, EACH VOTING SEPARATELY AS A CLASS, ABSTENTIONS FROM VOTING, AS WELL AS BROKER NON-VOTES, WILL HAVE THE SAME EFFECT AS A NEGATIVE VOTE. ACCORDINGLY, THE BOARD OF DIRECTORS URGES THE HOLDERS OF THE CONVERTED SECURITIES TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED, POSTAGE-PAID ENVELOPE.

                      THE SPECIAL MEETING OF SHAREHOLDERS

     The Special Meeting will be held on Thursday, January 28, 1999 at 9:00 a.m., local time, at the Company's Customer Care Center, 2000 Progress Place, Northeast, in Concord, North Carolina for the purpose of approving the Recapitalization Amendment and to transact such other business as may properly come before the Special Meeting.


PROXIES

     The accompanying form of proxy is for use at the Special Meeting. A shareholder of the Company who is entitled to vote as herein described may use this proxy if he or she is unable to attend the Special Meeting in person or wishes to have his or her shares voted by proxy even if he or she does attend the Special Meeting. The proxy may be revoked by the person giving it by appearing at the Special Meeting and electing to vote in person or by submitting a written notice of revocation or submitting a duly executed proxy bearing a later date to CT Communications, Inc., Post Office Box 227, Concord, North Carolina 28026-0227, Attention: Corporate Secretary. Such notice or proxy, however, must actually be received by the Company prior to the vote of the shareholders at the Special Meeting. All shares entitled to vote and represented by valid proxies received pursuant to this solicitation will be voted in the manner specified therein, if such proxies are not revoked before they are exercised. If no specification is made, the proxies will be voted in favor of approval of the Recapitalization Amendment.

     The Board of Directors of the Company is not aware of any other matters that may be presented for action at the Special Meeting. If other matters do properly come before the Special Meeting, however, shares represented by proxies in the accompanying form will be voted by the persons named in the proxy in accordance with their best judgment.

     Solicitation of proxies may be made in person or by mail, telephone or telegraph by directors, officers and regular employees of the Company, who will not be specially compensated for such solicitation. Nominees, fiduciaries and other custodians will be requested to forward solicitation materials to beneficial owners and secure their voting instructions, if necessary, and will be reimbursed for the expenses incurred in sending proxy materials to beneficial owners. All costs of solicitation of proxies from the shareholders will be borne by the Company.


RECORD DATE AND VOTING RIGHTS

     Only the holders of Voting Common Stock and Class B Nonvoting Common Stock, which comprise the only classes of capital stock to be reclassified in the Recapitalization, are entitled to vote at the Special Meeting. Holders of shares of the Company's 4 1/2% Preferred Stock and 5% Preferred Stock will not be affected by the Recapitalization Amendment and, accordingly, are not entitled to vote with respect to the approval of the Recapitalization Amendment.

     The Board of Directors has fixed the close of business on December 1, 1998, as the record date for the determination of shareholders of the Company entitled to receive notice of and to vote at the Special Meeting (the "Record Date"). At the close of business on the Record Date, there were outstanding 336,413 shares of Voting Common Stock held by 297 holders of record and 1,955,301 shares of Class B Nonvoting Common Stock held by 1,518 holders of record.

     Each share of each class of Converted Securities is entitled to one vote with respect to the Recapitalization Amendment. In addition, each share of Voting Common Stock is entitled one vote as to any other proposals that may properly come before the Special Meeting. The holders of the Class B Nonvoting Common Stock, 4 1/2% Preferred Stock and 5% Preferred Stock are not entitled to vote with respect to any other matter that may be presented at the Special Meeting.

     The affirmative vote of a majority of (i) the outstanding shares of Voting Common Stock, voting as a single class, and (ii) the outstanding shares of Class B Nonvoting Common Stock, voting as a single class, is necessary for the approval the Recapitalization Amendment, as required by Section 55-10-04(a)(2) of the North Carolina General Statutes (the "NCGS"). The presence, either in person or by properly executed proxy, of the holders of a majority of the outstanding Voting Common Stock and a majority of the outstanding Class B Nonvoting Common Stock is necessary to constitute a quorum at the Special Meeting.

     The Company intends to count shares of Voting Common Stock and Class B Nonvoting Common Stock that are present in person at the Special Meeting but not voting, and shares of such stock for which the Company has received proxies but with respect to which holders of shares have abstained, as present at the Special Meeting for purposes of determining the presence or absence of a quorum for the transaction of business. Brokers who hold shares in "street name" for customers who are the beneficial owners of such shares are prohibited from giving a proxy to vote such shares on the approval of the Recapitalization Amendment without specific instructions from their customers. Because the NCGS requires the affirmative vote of holders of a majority of the shares outstanding of each class to approve the Recapitalization Amendment, abstentions from voting, as well as broker non-votes, will have the effect of a vote against the approval of the Recapitalization Amendment.


ABSENCE OF APPRAISAL RIGHTS

     Under the NCGS, no shareholder of the Company is entitled to appraisal rights in connection with the Recapitalization Amendment.


RECOMMENDATION OF BOARD OF DIRECTORS

     The Board of Directors of the Company has unanimously approved the Recapitalization Amendment and believes that the Recapitalization Amendment is fair to, and in the best interests of, the Company and its shareholders. ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS THAT THE HOLDERS OF THE CONVERTED SECURITIES VOTE FOR ADOPTION AND APPROVAL OF THE RECAPITALIZATION AMENDMENT AT THE SPECIAL MEETING.


                        THE RECAPITALIZATION AMENDMENT

     THE FOLLOWING PARAGRAPHS CONTAIN CERTAIN FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS. WORDS SUCH AS "EXPECTS," "ANTICIPATES," "BELIEVES," "ESTIMATES," VARIATIONS OF SUCH WORDS AND OTHER SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS.


PLAN OF RECAPITALIZATION

     The Board of Directors has approved and recommends that the shareholders approve a proposal to amend the Company's Articles of Incorporation to (i) provide for one class of Common Stock, consisting of 100,000,000 authorized shares, and (ii) reclassify, change and convert each issued and outstanding share of Voting Common Stock into 4.4 shares of Common Stock, with cash being paid in lieu of issuing fractional shares, and each issued and outstanding share of Class B Nonvoting Common Stock into 4.0 shares of Common Stock. In addition, all outstanding options to purchase shares of Voting Common Stock and Class B Nonvoting Common Stock would be converted automatically into options to purchase shares of Common Stock in an amount and at an exercise price appropriately adjusted to reflect the respective Conversion Ratios. The full text of the Recapitalization Amendment is attached hereto as Exhibit A.


DESCRIPTION OF COMMON STOCK

     If the Recapitalization Amendment is adopted, the Company will have 100,000,000 shares of Common Stock authorized for issuance under its Articles of Incorporation, rather than the currently authorized 18,000,000 shares (consisting of 3,000,000 authorized shares of Voting Common Stock and 15,000,000 shares of Class B Nonvoting Common Stock). The Company would have 9,301,421 shares of Common Stock issued and outstanding as of the Record Date, on a pro forma basis (without giving effect the payment of cash in lieu of fractional shares), rather than 336,413 shares of Voting Common Stock and 1,955,301 shares of Class B Nonvoting Common Stock. The number of authorized and issued and outstanding shares of the Company's 4 1/2% Preferred Stock and 5% Preferred Stock will remain the same.

     In addition to the shares of Common Stock to be issued and outstanding following the effectiveness of the Recapitalization Amendment, an aggregate of approximately 9,850,617 shares of Common Stock would be reserved for issuance under the Company's Rights Agreement, dated August 27, 1998 (the "Rights Agreement") and under the Company's various stock benefit plans, calculated on a pro forma basis as of the Record Date. Therefore, approximately 80,847,962 additional shares of Common Stock would be available for issuance from time to time in the future for any proper corporate purposes, including equity financing, stock splits, stock dividends, acquisitions and stock benefit plans. In comparison, an aggregate of approximately 2,429,013 shares of Voting Common Stock and Class B Nonvoting Common Stock were reserved for such purposes as of the Record Date, leaving approximately 13,279,273 shares available for future issuance. No further action or authorization by the shareholders would be necessary prior to the issuance of additional shares of Common Stock unless applicable laws or regulations would require such approval in a given instance. The Company currently has no agreements, understandings or plans for the issuance of additional shares of Common Stock, except for the reserved shares indicated above.

     Except as amended by the Recapitalization Amendment, the Company's Articles of Incorporation will not be changed. Also, the Company's Bylaws are not being changed. Therefore, the Common Stock will be identical to the Voting Common

Stock with regard to voting, distribution, dissenters', liquidation, and preemptive rights, and in all other respects. The Common Stock will be identical to the Class B Nonvoting Common Stock in all such respects, except that the holders of Common Stock will be entitled to one vote per share on all matters presented to the Company's shareholders. Holders of Class B Nonvoting Common Stock are not entitled to vote on matters presented to the shareholders, unless otherwise required by law.

     The Board of Directors has instructed management of the Company to cause the Common Stock to be designated for trading on the Nasdaq National Market in the event that the shareholders approve the Recapitalization Amendment. The Common Stock has been approved by the National Association of Securities Dealers, Inc. for designation on the Nasdaq National Market upon notice of issuance and is expected to begin trading on the Nasdaq National Market after the effectiveness of the Recapitalization Amendment. The Common Stock would trade under the symbol "CTCI." Currently, there is no established trading market for the Voting Common Stock or the Class B Nonvoting Common Stock, although a Charlotte-based brokerage firm is currently acting as broker for the Class B Nonvoting Common Stock as shares are offered for sale.

     The Company has engaged First Union National Bank to act as registrar and transfer agent for the Common Stock. The Company currently serves as registrar and transfer agent for the Voting Common Stock and the Class B Nonvoting Common Stock.


REASONS FOR THE RECAPITALIZATION

     The Board of Directors and management of the Company have, on numerous occasions over the past two years, considered the Company's various strategic alternatives, including the proposed Recapitalization. After thorough consideration and discussion of such issues and in consultation with the Company's financial and legal advisors, the Board has concluded that the Recapitalization is advisable and in the best interests of the Company and its shareholders. At its meeting on October 1, 1998, the Board approved the Recapitalization and recommended the adoption of the Recapitalization Amendment by the Company's shareholders. The Board believes that adoption of the Recapitalization Amendment would offer a number of potential benefits to the Company and its shareholders, which are described below.

     TRADING MARKET. The conversion of the Voting Common Stock and the Class B Nonvoting Common Stock at the respective Conversion Ratios would result in approximately four times as many shares of common stock being outstanding. The Board believes that having a single class of Common Stock, consisting of a significantly larger number of outstanding shares that trade on the Nasdaq National Market should encourage both a greater number and broader range of investors in the Company. The Board of Directors believes that, as a result, brokerage firms will be more willing to evaluate the Company's securities as a possible investment opportunity for their clients and may be more willing to act as a market maker in the Company's securities under these circumstances. The Board believes that the result should be an increased demand for the Company's common shares, as well as a more liquid trading market.

     The Voting Common Stock and the Class B Nonvoting Common Stock have typically traded at relatively stable prices in the past, although such trading has been infrequent. A more liquid trading market may make the market price more volatile. The Board cannot predict, however, what impact the Recapitalization would have on the market prices of the Common Stock, and there can be no assurances that the market price would increase.

     INCREASE IN AUTHORIZED COMMON STOCK. As discussed above, the Recapitalization Amendment would increase the number of authorized shares of Common Stock from 18,000,000 to 100,000,000 and the number of shares available for future issuance from 13,279,273 shares to 80,847,962 shares. The Board of Directors believes that it is desirable to have additional authorized shares of Common Stock available for possible future financings, acquisition transactions and other general corporate purposes, including stock splits, stock dividends and stock benefit plans. Having such additional authorized shares of Common Stock available for issuance in the future would give the Company greater flexibility and may allow such shares to be issued without the expense and delay of a special shareholders meeting. Although such issuance of additional shares in respect of future acquisitions and financings would dilute existing equity ownership of the Company, the Company would issue such shares only if the Board believes that such transactions ultimately would increase the value of the Company to its shareholders.

     GREATER ACCESS TO CAPITAL MARKETS. The Board of Directors believes that the creation of a single class of Common Stock that trades on the Nasdaq National Market will create a more liquid trading market for the Company's shares, as described above. The Board further believes that this may allow the Company better access to the capital markets in the event that the Company should determine to raise capital through an offering of its Common Stock. The Board believes that, as a result, potential investors would be more interested in purchasing the Common Stock, thereby increasing demand in any potential offering. Rapid changes in the telecommunications industry highlight the need for the Company to be flexible in reacting to those changes and the opportunities they present. However, the Company has no current plans to offer or sell its Common Stock, and there can be no assurance that the Company will be able to access the capital markets at the time, and in the amounts, desired.

     GREATER ABILITY TO MAKE ACQUISITIONS. Management of the Company regularly evaluates various acquisition alternatives and expects to continue to do so in the foreseeable future. As described above, the Recapitalization will increase the number of shares of Common Stock authorized for issuance, will increase the number of shares outstanding, will simplify the Company's capital structure and is expected to create a more liquid market for the Common Stock. The Board of Directors believes that the Recapitalization may, therefore, enhance the Company's ability to make acquisitions in which the Common Stock is used as the consideration for the purchase price. The Board believes that, in such cases, the shareholders of a target company would be more willing to accept the Common Stock as acquisition consideration because its market value will be more readily ascertainable and the shares will be easier to sell, if they should so desire. Shareholders of a target company may, therefore, be more likely to support such an acquisition by voting in favor of it or encouraging management to pursue a transaction with the Company.

     The Company does not currently have any acquisition plans, and there can be no assurance that the Company will seek to make an acquisition or be able to effect any acquisition if the Recapitalization Amendment is adopted.

EFFECTS ON RELATIVE OWNERSHIP AND VOTING POWER; PREMIUM PAYMENT TO VOTING COMMON STOCK HOLDERS

     Holders of the Voting Common Stock currently are the only shareholders entitled to vote at meetings of the Company's shareholders, unless otherwise provided by law. Heirs of L.D. Coltrane, Sr., including L.D. Coltrane, III, and Michael R. Coltrane (the "Coltrane Family"), collectively hold a controlling interest in the Voting Common Stock. Therefore, the Coltrane Family currently has voting control over most matters as to which the shareholders may vote. The Recapitalization will significantly dilute the voting control of the Company currently held by the holders of Voting Common Stock, including the Coltrane Family. For example, former holders of Voting Common Stock will own 15.9% of the voting power upon the effectiveness of the Recapitalization, rather than 100%. In addition, former holders of Voting Common Stock and former holders of Class B Nonvoting Common Stock will no longer have class voting rights in those situations where such rights currently are required by law.

     Currently, the Voting Common Stock and the Class B Nonvoting Common Stock receive the same per share cash dividends. Furthermore, as of the Record Date, the Voting Common Stock represented 14.7% of the outstanding common equity of the Company, while the Class B Nonvoting Common Stock represented 85.3%. As a result of the Recapitalization, the holders of the Class B Nonvoting Common Stock will experience a 1.2% reduction in their interest in the aggregate of future dividends that may be paid on the Common Stock and a 1.2% reduction in their equity ownership of the Company. This is because the Voting Common Stock Conversion Ratio is 10% greater than the Class B Nonvoting Common Stock Conversion Ratio.

     The Board of Directors established the relative Conversion Ratios based on a thorough evaluation of numerous factors. In particular, the Board considered
(i) the historical difference between the per share trading price of the Voting Common Stock and the Class B Nonvoting Common Stock, (ii) various information regarding typical trading price differentials of the common stock of other companies, (iii) the superior voting power of the Voting Common Stock compared to the Class B Nonvoting Common Stock, and (iv) the benefits that should accrue to the holders of both classes of shares if the Recapitalization Amendment is adopted.

     After considering all of these issues, the Board of Directors believes that the Recapitalization, including the relative Conversion Ratios, is fair to the Company's shareholders.


TAX CONSEQUENCES

     THE FOLLOWING DISCUSSION IS INTENDED ONLY AS A BRIEF SUMMARY OF THE FEDERAL INCOME TAX RULES, AS BASED ON THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), CURRENTLY IN EFFECT. THIS SUMMARY IS NOT MEANT TO BE EXHAUSTIVE AND DOES NOT DESCRIBE STATE, LOCAL, FOREIGN OR OTHER TAX CONSEQUENCES. SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THE PROPOSED RECAPITALIZATION TO THEM INDIVIDUALLY, INCLUDING TAX REPORTING REQUIREMENTS AND TAX CONSEQUENCES UNDER STATE, LOCAL OR FOREIGN LAW.

     No taxable income, gain or loss should be recognized by a holder of Voting Common Stock as a result of the conversion of one share of Voting Common Stock into 4.4 shares of Common Stock, except that cash distributed in lieu of fractional shares will constitute taxable income for federal income tax purposes. The cost or other basis for tax purposes of the Voting Common Stock held immediately prior to the conversion will be allocated between the resulting shares of Common

Stock. No taxable income, gain or loss should be recognized by a holder of Class B Nonvoting Common Stock as a result of the conversion of one share of Class B Nonvoting Common Stock into 4.0 shares of Common Stock. The cost or other basis for tax purposes of the Class B Nonvoting Common Stock held immediately prior to the conversion will be allocated between the resulting shares of Common Stock. The shares of Common Stock acquired in the conversion would be deemed to have the same holding period(s) as the Voting Common Stock and Class B Nonvoting Common Stock that are converted into Common Stock.


SECURITIES LAW ISSUES

     The conversion of shares of Voting Common Stock and Class B Nonvoting Common Stock into shares of Common Stock is not required to be registered under the Securities Act of 1933, as amended (the "Securities Act"). At the Effective Time, shares of Voting Common Stock or Class B Nonvoting Common Stock that have been previously registered under the Securities Act or are otherwise "unrestricted shares" will be deemed to be freely tradeable (unless they are held by an affiliate of the Company, as defined in Rule 144 of the Securities
Act) and will be converted into freely tradeable shares of Common Stock. Shares of Voting Common Stock and Class B Nonvoting Common Stock that are deemed to be "restricted shares" under Rule 144 (which are generally identified by a legend on the stock certificate), will be converted into restricted shares of Common Stock. Affiliates of the Company and holders of restricted shares of Common Stock can resell these shares in the public market in reliance on Rule 144 or pursuant to a registration statement.


ANTI-TAKEOVER EFFECT

     The Recapitalization is being proposed primarily for the reasons set forth above, rather than as an antitakeover measure, which reasons include a more liquid trading market, availability of additional authorized shares of Common Stock, greater access to capital markets and greater ability to make acquisitions. The Recapitalization is not being proposed in response to any effort to acquire control of the Company, and the Board of Directors is not aware of any such effort.

     To the extent the Recapitalization provides the Company with a broader shareholder base, creates a more liquid trading market and removes voting control from the Coltrane Family, the Recapitalization may indirectly make it easier to acquire control of the Company through a negotiated or unsolicited tender offer or other accumulation of the Common Stock or through a proxy contest. This is because a broader shareholder base may increase the number of shareholders from which a potential acquiror or proxy contestant could purchase or acquire control of a sufficient number of shares of Common Stock. The Recapitalization may, however, also make it more difficult or expensive to take control of the Company through such means because the Recapitalization would dilute the concentrated voting power currently held by the holders of the Voting Common Stock. Thus, any person or entity seeking control of the Company would need to acquire or control a greater number of shares of Common Stock than of Voting Common Stock, thereby making such a takeover more expensive.

     Effective August 28, 1998, holders of the Voting Common Stock and the Class B Nonvoting Common Stock received a dividend of one common share purchase right (a "Right") for each such outstanding share pursuant to the Company's Rights Agreement. Each Right entitles the holder to purchase one share of Voting Common Stock or Class B Nonvoting Common Stock, as the case may be, at a specified purchase price upon the occurrence of certain events. If the Recapitalization Amendment is adopted by the shareholders, the Rights Agreement and the Rights will be adjusted automatically to provide that holders of Rights may purchase shares of Common Stock at an appropriately adjusted purchase price. Shareholders will then receive a summary of the Rights Agreement and the Rights, as modified.

     The Rights and the provisions of the Company's Articles of Incorporation regarding the staggered Board of Directors, removal of directors for cause only, supermajority voting for certain business combinations and the availability of authorized but unissued shares of Common Stock may have certain anti-takeover effects in addition to those described above. Such provisions could make the Company a less attractive target for a hostile takeover bid or render it more difficult or discourage a merger proposal, the assumption of control through the acquisition of a large block of capital stock or the removal of incumbent management. Such provisions also may inhibit or impede fluctuations in the market price of the Common Stock that may result from actual or potential takeover attempts.


CONVERSION OF SHARES

     If the Recapitalization Amendment is approved by the shareholders, the Company will file the Recapitalization Amendment with the North Carolina Secretary of State promptly after the Special Meeting. The Recapitalization Amendment will be effective immediately upon acceptance of that filing by the North Carolina Secretary of State (the "Effective Time"). Upon the Effective Time and without any further action by the Company or its shareholders, each issued and outstanding share of Voting Common Stock will automatically be converted into 4.4 shares of Common Stock and each issued and outstanding share of Class B Nonvoting Common Stock will be converted automatically into 4.0 shares of Common Stock. In addition, all outstanding options to purchase shares of Voting Common Stock and Class B Nonvoting Common Stock will be converted automatically into options to purchase shares of Common Stock in an amount and at an exercise price appropriately adjusted to reflect the respective Conversion Ratios.

     No fractional shares will be issued in connection with the Recapitalization. Rather, holders of Voting Common Stock who would otherwise be entitled to receive a fraction of a share of Common Stock (after taking into account all certificates held by such shareholder) will receive in lieu thereof cash (without interest) in an amount equal to such fractional part of a share of Common Stock multiplied by $145.00 (the "Voting Common Stock Market Value"). The Voting Common Stock Market Value equals the price at which shares of Voting Common Stock were sold on September 17, 1998 (which is the last known arms length sale of Voting Common Stock) divided by 4.4 to reflect the Voting Common Stock Conversion Ratio. No holder of Voting Common Stock will be entitled to dividends, voting rights or any other rights as a shareholder in respect of any fractional share. The Class B Nonvoting Common Stock Conversion Ratio will not result in any fractional shares.

     Promptly after the Effective Time, First Union National Bank (the "Transfer Agent") will mail to each record holder of a stock certificate representing shares of the Converted Securities instructions and transmittal materials for effecting the surrender of stock certificates representing shares of the Converted Securities in exchange for replacement certificates representing the number of whole shares of Common Stock into which such shares of the Converted Securities have been converted.

     SHAREHOLDERS ARE REQUESTED NOT TO SEND ANY STOCK CERTIFICATES WITH THE ENCLOSED PROXY, AND NOT TO SURRENDER STOCK CERTIFICATES FOR EXCHANGE, UNTIL THEY RECEIVE SUCH TRANSMITTAL MATERIALS FROM THE TRANSFER AGENT.

     After receipt of the transmittal materials from the Transfer Agent, shareholders may complete and return such materials to the Transfer Agent along with the certificate or certificates representing their shares of the Converted Securities. Upon delivery of such materials and certificates to the Transfer Agent by a shareholder, the shareholder will be entitled to receive a new stock certificate representing the number of whole shares of Common Stock into which such shares of the Converted Securities have been converted (as represented by the certificate or certificates surrendered to the Transfer Agent) and, where applicable, a check for the amount (without interest) representing the value of any fractional shares. Until surrendered, each stock certificate will represent for all purposes the number of whole shares of Common Stock into which the shares represented by such certificate were converted at the Effective Time, as determined by the Transfer Agent's records. Such shareholders shall be entitled to vote at any shareholders meetings (to the extent permitted by law) and to receive any dividends or other distributions on the Common Stock.

     If any new certificate representing shares of Common Stock is to be issued in a name or number of shares other than that in which or in respect of which the surrendered certificate is registered, it will be a condition to such issuance that the person requesting such issuance deliver to the Transfer Agent all documents necessary to evidence and effect such transfer (with signature guarantees) and pay to the Transfer Agent any transfer or other taxes required by reason thereof or establish to the Transfer Agent's satisfaction that such taxes have been paid or are not applicable. In the event any certificate representing shares of the Converted Securities has been lost, stolen or destroyed, the Transfer Agent will issue a new certificate representing the number and class of shares into which the shares represented by such certificate were converted pursuant to the recapitalization upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed. As a condition precedent to such issuance, the Company may require a bond in such sum as the Company may direct to indemnify the Company against any claim that may be made against the Company with respect to the certificate that is alleged to have been lost, stolen or destroyed.

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

     The following table presents information regarding the beneficial ownership by all directors and executive officers of the Company of the Company's various classes of equity securities as of October 15, 1998. In addition, the table presents information regarding each shareholder known to the Company to beneficially own more than 5% of the Voting Common Stock, which is the only class of securities of the Company with general voting rights. Unless otherwise noted, all shares set forth in the table are directly owned, with sole voting and investment power, by such shareholder.



                                                         VOTING COMMON STOCK
                                                          BENEFICIALLY OWNED
                                                      --------------------------
                                                                         % OF
NAME (1)                                                   NUMBER        CLASS
----------------------------------------------------- --------------- ----------
L. D. Coltrane III                                        51,101(3)       15.2%
 P.O. Box 227
 Concord, NC 28026-0227
Michael R. Coltrane                                       43,786(5)       13.0%
 P.O. Box 227
 Concord, NC 28026-0227
Betty Gay Bivens                                          42,943          13.0%
 400 Avinger Lane
 Davidson, NC 28036
Phyllis C. Ausband                                        33,932(7)       10.1%
 2310 Coventry Lane
 Daleville, VA 24083
First Charter National Bank                               26,121(9)        7.8%
 Trust Department
 P.O. Box 228
 Concord, NC 28026-0228
Mariam C. Schramm                                         23,287           6.9%
 (Mrs. T. M. Schramm)
 400 Avinger Lane
 Davidson, NC 28036
World Division Board of Global Ministries                 22,643           6.7%
 United Methodist Church
 475 Riverside Drive
 15th Floor
 New York, NY 10027
Phil W. Widenhouse                                         3,651(11)       1.1%
Jerry H. McClellan                                           694(13)         *
O. C. Chewning, Jr                                           557             *
Ben F. Mynatt                                                514(15)         *
John R. Boger, Jr.                                           195(16)         *
Thomas A. Norman                                             150             *
Catherine A. Duda                                            128             *
S. E. Leftwich                                                82             *
Kenneth R. Argo                                               68             *
Nicholas L. Kottyan                                           45             *
Barry R. Rubens                                               30             *
All directors and executive officers of the Company      143,944          42.9%
 as a group (14 persons) (23)



                                                                                     COMMON STOCK TO BE
                                                        CLASS B NONVOTING COMMON        OWNED AFTER
                                                        STOCK BENEFICIALLY OWNED    RECAPITALIZATION (2)
                                                      ---------------------------- ----------------------
                                                                            % OF                   % OF
NAME (1)                                                    NUMBER         CLASS      NUMBER      CLASS
----------------------------------------------------- ------------------ --------- ------------ ---------
L. D. Coltrane III                                            2,419(4)         *      234,520       2.5%
 P.O. Box 227
 Concord, NC 28026-0227
Michael R. Coltrane                                          36,269(6)       1.9%     337,734       3.6%
 P.O. Box 227
 Concord, NC 28026-0227
Betty Gay Bivens                                              9,649            *      227,545       2.4%
 400 Avinger Lane
 Davidson, NC 28036
Phyllis C. Ausband                                           26,244(8)       1.3%     254,276       2.7%
 2310 Coventry Lane
 Daleville, VA 24083
First Charter National Bank                                 101,849(10)      5.2%     522,328       5.6%
 Trust Department
 P.O. Box 228
 Concord, NC 28026-0228
Mariam C. Schramm                                           106,631          5.5%     528,986       5.7%
 (Mrs. T. M. Schramm)
 400 Avinger Lane
 Davidson, NC 28036
World Division Board of Global Ministries                   245,304         12.5%   1,080,845      11.6%
 United Methodist Church
 475 Riverside Drive
 15th Floor
 New York, NY 10027
Phil W. Widenhouse                                           21,509(12)      1.1%     102,100       1.1%
Jerry H. McClellan                                            6,182(14)        *       27,781         *
O. C. Chewning, Jr                                              534            *        4,586         *
Ben F. Mynatt                                                 2,579            *       12,577         *
John R. Boger, Jr.                                              777(17)        *        3,966         *
Thomas A. Norman                                              5,888(18)        *       24,212         *
Catherine A. Duda                                             1,271(19)        *        5,647         *
S. E. Leftwich                                                  437            *        2,108         *
Kenneth R. Argo                                               4,422(20)        *       17,987         *
Nicholas L. Kottyan                                           5,306(21)        *       21,422         *
Barry R. Rubens                                               5,368(22)        *       21,604         *
All directors and executive officers of the Company         102,660          5.2%   1,043,993      11.1%
 as a group (14 persons) (23)

---------
     * Less than 1%

(1) Addresses are provided for persons owning more than 5% of the outstanding shares of Voting Common Stock. All other persons are directors or executive officers of the Company.

(2) Pro forma to reflect the conversion of the Voting Common Stock at the 4.4-to-one Conversion Ratio and the conversion of the Class B Nonvoting Common Stock at the 4.0-to-one Conversion Ratio.

(3) Includes 7,131 shares owned by spouse.

(4) Includes 13 shares owned by spouse.
(5) Includes 21,793 shares held by trusts for which Mr. Coltrane is a co-trustee with Phyllis C. Ausband, his sister, with whom he shares voting and investment power, and 1,308 shares owned by spouse.
(6) Includes 15,466 shares held by trusts for which Mr. Coltrane is a co-trustee with Phyllis C. Ausband, his sister, with whom he shares voting and investment power, 225 shares owned by spouse, and 5,766 shares represented by currently exercisable options.
(7) Includes 21,793 shares held by trusts for which Ms. Ausband is a co-trustee with Michael R. Coltrane, her brother, with whom she shares voting and investment power, and 87 shares owned by spouse.
(8) Includes 15,466 shares held by trusts for which Ms. Ausband is a co-trustee with Michael R. Coltrane, her brother, with whom she shares voting and investment power.
(9) Includes 16,173 shares held by two employee retirement plans of the Company for which First Charter National Bank ("FCNB") serves as trustee and 9,948 shares held by various trusts for which FCNB serves as trustee. FCNB has sole or shared voting and investment power over all such shares.
(10) Includes 21,046 shares held by two employee retirement plans of the Company for which FCNB serves as trustee and 80,805 shares held by various trusts for which FCNB serves as trustee. FCNB has sole or shared voting and investment power over all such shares.
(11) Includes 189 shares owned by spouse.
(12) Includes 12,627 shares owned by spouse.
(13) Includes 202 shares owned by spouse.
(14) Includes 1,607 shares owned by spouse and 562 shares represented by currently exercisable options.
(15) Includes 487 shares owned by spouse.
(16) Includes 145 shares owned by spouse.
(17) Includes 112 shares owned by spouse.
(18) Includes 3,468 shares represented by currently exercisable options.
(19) Includes 573 shares represented by currently exercisable options.
(20) Includes 484 shares owned by spouse and 109 shares represented by currently exercisable options.
(21) Includes 3,482 shares represented by currently exercisable options.
(22) Includes 3,582 shares represented by currently exercisable options.
(23) Includes an aggregate of 17,542 shares of Class B Nonvoting Common Stock represented by currently exercisable options. Does not include 26,121 shares of Voting Common Stock or 101,849 shares of Class B Nonvoting Common Stock held by FCNB. L. D. Coltrane III and Michael R. Coltrane are shareholders and Michael R. Coltrane is a director of First Charter Corporation, the parent corporation of FCNB. None of the directors or executive officers of the Company owned any shares of the Company's 4 1/2% Preferred Stock or 5% Preferred Stock as of October 15, 1998.


                             SHAREHOLDER PROPOSALS

     The deadline for submission of shareholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for inclusion in the Company's proxy statement for its 1999 annual meeting of shareholders was November 20, 1998. Additionally, any shareholder proposal to be submitted at the 1999 Annual Meeting of Shareholders (but not required to be included in the Company's proxy statement) must be received by the Company on or before February 2, 1999. A proposal received after such date will be considered untimely pursuant to Rules 14a-4 and 14a-5(e) under the Exchange Act, and the persons named in proxies solicited by the Board of Directors of the Company for its 1999 Annual Meeting of Shareholders may exercise discretionary voting power with respect to such proposal.


                                 OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors of the Company knows of no matters that will be presented for consideration at the Special Meeting other than as described in this Proxy Statement. However, if any other matters shall come before the Special Meeting or any adjournment or postponement thereof and be voted upon, the enclosed proxies shall be deemed to confer discretionary authority to the individuals named as proxies therein to vote the shares represented by such proxy as to any such matters.

                     (This Page Intentionally Left Blank)

                                                                      EXHIBIT A


                    TEXT OF THE RECAPITALIZATION AMENDMENT

     If the Recapitalization Amendment is approved, Article 2 of the Company's Articles of Incorporation, which sets forth the Company's currently authorized capital stock, will be amended by deleting Article 2 in its entirety and substituting the following therefor:

     The aggregate number of shares which the Corporation shall have authority to issue is 100,019,000 shares of capital stock, which shall be classified and bear designations as follows:

     (a) 100,000,000 shares of common stock designated as Common Stock.

     (b) 2,000 shares of preferred stock designated as Four and One-half Percent Preferred Stock.

     (c) 17,000 shares of preferred stock designated as Five Percent Preferred Stock.

     Each share of Voting Common Stock of the Corporation outstanding when these Articles of Amendment become effective, shall be reclassified, changed and converted into 4.4 fully paid and nonassessable shares of Common Stock, with cash to be paid in lieu of any fractional shares. Each share of Class B Nonvoting Common Stock of the Corporation issued and outstanding when these Articles of Amendment become effective, shall be reclassified, changed and converted into 4.0 fully paid and nonassessable shares of Common Stock. In addition, all outstanding options to purchase shares of Voting Common Stock and Class B Nonvoting Common Stock shall be converted automatically into options to purchase shares of Common Stock in an amount and at an exercise price appropriately adjusted to reflect the foregoing conversion ratios.

***********************************APPENDIX***********************************


VOTING COMMON STOCK
                       This Proxy is Solicited on Behalf
                         of the Board of Directors of
                            CT COMMUNICATIONS, INC.

               SPECIAL MEETING OF SHAREHOLDERS, JANUARY 28, 1999


     KNOW ALL MEN BY THESE PRESENT, that the undersigned shareholder of CT COMMUNICATIONS, INC., a North Carolina corporation (the "Company"), hereby constitutes and appoints L. D. Coltrane III, Michael R. Coltrane and Barry R. Rubens, attorneys and proxies with full power of substitution, for and on behalf of the undersigned to act and vote as indicated below, according to the number of shares of the Company's Voting Common Stock held of record by the undersigned on December 1, 1998, and as fully as the undersigned would be entitled to act and vote if personally present at the Special Meeting of Shareholders to be held at the Company's Customer Care Facility, 2000 Progress Place, Concord, North Carolina, at 9:00 a. m., local time, January 28, 1999, and any adjournment or adjournments thereof (the "Special Meeting"), as follows:


   (1) Approval of an amendment to the Company's Articles of Incorporation to
       (a) provide for one class of Common Stock, consisting of 100,000,000 authorized shares, and (b) reclassify, change and convert each issued and outstanding share of the Company's Voting Common Stock into 4.4 shares of Common Stock and each issued and outstanding share of Class B Nonvoting Common Stock into 4.0 shares of Common Stock.


                  [ ] FOR          [ ] AGAINST          [ ] ABSTAIN


   (2) In their discretion, the proxies are authorized to act and vote upon any other business which may properly be brought before said meeting or any adjournment or adjournments thereof.

     The undersigned hereby ratifies and confirms all that said attorneys and proxies or any of them lawfully do or cause to be done by virtue hereof. A majority of said attorneys and proxies who shall be present and acting as such at the Special Meeting or any adjournment thereof, or if only one such attorney and proxy be present and acting, then that one, shall have and may exercise all powers hereby conferred.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1.

                                              The undersigned hereby
                                              acknowledges receipt of the
                                              Notice of Special Meeting of
                                              Shareholders, dated December 11,
                                              1998, and the Proxy Statement
                                              furnished therewith.


                                              Dated this __ day of ___________,
                                              199_.

                                              __________________________ (SEAL)

                                              __________________________ (SEAL)

                                              NOTE: Signature should agree with
                                              name on stock certificate as
                                              printed thereon. When shares are
                                              held by joint tenants, both
                                              should sign. Executors,
                                              administrators, trustees and
                                              other fiduciaries, and persons
                                              signing on behalf of corporations
                                              or partnerships, should so
                                              indicate when signing.


                                              PLEASE MARK, DATE, SIGN AND RETURN
                                              THIS PROXY PROMPTLY. THANK YOU.

CLASS B NONVOTING COMMON STOCK
                       This Proxy is Solicited on Behalf
                         of the Board of Directors of
                            CT COMMUNICATIONS, INC.

               SPECIAL MEETING OF SHAREHOLDERS, JANUARY 28, 1999


     KNOW ALL MEN BY THESE PRESENT, that the undersigned shareholder of CT COMMUNICATIONS, INC., a North Carolina corporation (the "Company"), hereby constitutes and appoints L. D. Coltrane III, Michael R. Coltrane and Barry R. Rubens, attorneys and proxies with full power of substitution, for and on behalf of the undersigned to act and vote as indicated below, according to the number of shares of the Company's Class B Nonvoting Common Stock held of record by the undersigned on December 1, 1998, and as fully as the undersigned would be entitled to act and vote if personally present at the Special Meeting of Shareholders to be held at the Company's Customer Care Center, 2000 Progress Place, Concord, North Carolina, at 9:00 a. m., local time, January 28, 1999, and any adjournment or adjournments thereof (the "Special Meeting"), as follows:


 (1) Approval of an amendment to the Company's Articles of Incorporation to
     (a) provide for one class of Common Stock, consisting of 100,000,000 authorized shares, and (b) reclassify, change and convert each issued and outstanding share of the Company's Voting Common Stock into 4.4 shares of Common Stock and each issued and outstanding share of Class B Nonvoting Common Stock into 4.0 shares of Common Stock.


                [ ] FOR          [ ]  AGAINST          [ ]  ABSTAIN

     The undersigned hereby ratifies and confirms all that said attorneys and proxies or any of them lawfully do or cause to be done by virtue hereof. A majority of said attorneys and proxies who shall be present and acting as such at the Special Meeting or any adjournment thereof, or if only one such attorney and proxy be present and acting, then that one, shall have and may exercise all powers hereby conferred.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1.
                                              The undersigned hereby
                                              acknowledges receipt of the
                                              Notice of Special Meeting of
                                              Shareholders, dated December 11,
                                              1998, and the Proxy Statement
                                              furnished therewith.

                                              Dated this ___ day of __________,
                                              199_.


                                              ___________________________(SEAL)

                                              ___________________________(SEAL)

                                              NOTE: Signature should agree with
                                              name on stock certificate as
                                              printed thereon. When shares are
                                              held by joint tenants, both
                                              should sign. Executors,
                                              administrators, trustees and
                                              other fiduciaries, and persons
                                              signing on behalf of corporations
                                              or partnerships, should so
                                              indicate when signing.

                                              PLEASE MARK, DATE, SIGN AND RETURN
                                              THIS PROXY PROMPTLY. THANK YOU.